EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2004 relating to the financial statements, appearing on page A-3 of the Appendix to the 2004 Annual Meeting Proxy Statement of Caterpillar Inc., which is incorporated by reference in Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Peoria, Illinois
May 25, 2004